Exhibit 99.1

GTT to Acquire Interoute

Adds 72,000 km fiber network in Europe

Deepens cloud networking service platform

MCLEAN, Va., Feb. 26, 2018 — GTT Communications, Inc. (NYSE: GTT), the leading global cloud networking provider to multinational clients, announced today a definitive purchase agreement to acquire Interoute, operator of one of Europe’s largest independent fiber networks and cloud networking platforms, for approximately €1.9 billion ($2.3 billion) in cash.

The strategic combination:

•                  Significantly augments scale, expanding GTT’s Tier 1 global IP network with one of Europe’s most extensive fiber footprints. The network includes over 400 points of presence, spanning 24 metro areas and interconnecting 126 cities across 29 countries.

•                  Strengthens GTT’s leadership position in software-defined wide area networking (SD-WAN) with expanded capabilities.

•                  Adds 15 data centers, 17 virtual data centers and 51 colocation facilities, enhancing GTT’s cloud connectivity platform.

•                  Contributes infrastructure, edge and hosted services to GTT’s suite of cloud networking services.

•                  Expands and complements GTT’s multinational client base, adding over 1,000 strategic enterprise and carrier clients, primarily headquartered in Europe.

•                  Enhances GTT’s global team with a world-class sales, operations and customer service organization.

“The acquisition of Interoute represents a major milestone in delivering on our purpose of connecting people, across organizations and around the world,” said Rick Calder, GTT president and CEO. “This combination creates a disruptive market leader with substantial scale, unique network assets and award-winning product capabilities to fulfill our clients’ growing demand for distributed cloud networking in Europe, the U.S. and across the globe. Following our successful, proven acquisition model, we expect to complete this integration within three to four quarters post-close and achieve a post-synergy multiple of seven to eight times Adjusted EBITDA or better on a pro forma basis.”

“This is an exciting next chapter for Interoute, GTT, our customers and our team,” said Gareth Williams, Interoute CEO. “The combined assets and strengths of our two companies create a powerful portfolio of high-capacity, low-latency connectivity, and innovative cloud and edge infrastructure services to support our customers in the global digital economy.”

Interoute has received the strong support of its shareholders — the Sandoz Family Foundation, Aleph Capital and Crestview Partners — in its strategy of building and consolidating the European fiber, cloud and connectivity markets to create a player with significant scale and international presence.

Transaction Financing

The purchase price will be paid in cash at closing. GTT received committed debt financing for the transaction from a group of financial institutions and committed equity financing of $250 million from GTT’s largest institutional investor, The Spruce House Partnership, and Acacia Partners. GTT expects the transaction to close in three to six months, subject to customary regulatory approvals. At closing, after funding the acquisition with a combination of debt and equity, the expected ratio of total net debt to Adjusted EBITDA will be approximately 5.0-5.5:1, using pro forma combined Adjusted EBITDA plus expected cost synergies. After closing, over time, GTT expects to reduce the ratio of total net debt to Adjusted EBITDA to its long-term target range of 3.0-4.0:1.

Goodwin Procter LLP served as GTT’s legal advisers on this transaction.

Interoute Financial Information

Interoute reported revenues of €718 million and Adjusted EBITDA of €165 million for the 12 months ending September 30, 2017. These financial results attest to Interoute’s track record of significant growth and margin expansion through a combination of organic and inorganic initiatives. Interoute’s definitions of revenue and Adjusted EBITDA are based on International Financial Reporting Standards (IFRS) and its existing accounting practices. Credit Suisse International and Evercore acted as financial advisers to the selling shareholders, and Freshfields Bruckhaus Deringer acted as Interoute’s legal advisers.

Conference Call Information

GTT will hold a conference call to discuss this transaction, as well as its fourth quarter and full year 2017 financial results, as previously announced, on Thursday, March 1, 2018, at 10:00 a.m. EST. To participate in the live conference call, interested parties may dial +1.844.875.6916 or +1.412.317.6714, entering passcode 10112898 and asking for the GTT Communications call, or via webcast at GTT’s website.

A telephonic replay of the conference call will be available for one week and may be accessed by calling +1.877.344.7529 or +1.412.317.0088 and using the passcode 10112898. The webcast will be archived in the investor relations section of GTT’s website.

About GTT

GTT provides multinationals with a better way to reach the cloud through its suite of cloud networking services, including wide area networking, internet, optical transport, managed services, voice and video services. The company’s Tier 1 IP network, ranked in the top five worldwide, connects clients to any location in the world and any application in the cloud. GTT delivers an outstanding client experience by living its core values of simplicity, speed and agility. For more information on how GTT is redefining global communications, please visit www.gtt.net.

About Interoute

Interoute is the owner-operator of one of Europe’s largest networks and a global cloud services platform, which encompasses 15 data centers, 17 Virtual Data Centers and 51 colocation centers, with connections to over 195 additional third-party data centers across Europe. Its full-service Unified ICT platform serves international enterprises and many of the world’s leading service providers, as well as governments and universities. Interoute’s Unified ICT strategy provides solutions for enterprises seeking connectivity and a scalable, secure advanced platform on which they can build their voice, video, computing and data services, as well as service providers in need of high-capacity international data transit and infrastructure. With established operations throughout Europe and the USA, Interoute also owns and operates 24 connected city networks within Europe’s major business centers. www.interoute.com

Non-GAAP Financial Information

Non-GAAP financial measures are provided as additional information to investors to provide an alternative method for assessing our financial condition and operating results. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate our performance and profitability. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. These measures should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted EBITDA is defined as net income/(loss) before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude severance, restructuring and other exit costs, acquisition-related transaction and integration costs, losses on extinguishment of debt, stock-based compensation and from time to time, other noncash or nonrecurring items.

We use Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures we use for planning and forecasting future periods. We further believe that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current view of GTT Communications, Inc. with respect to its plans, objectives and strategies or future events or future financial performance. From time to time, GTT also provides forward-looking statements in other materials GTT releases to the public or files with the U.S. Securities and Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

GTT Media Inquiries:
Marion Janic, RooneyPartners
+1-212-223-4017
mjanic@rooneyco.com

Bob Cavosi, RooneyPartners
+1-646-638-9891
rcavosi@rooneyco.com

GTT Investor Relations:
Jody Burfening/Carolyn Capaccio, LHA
+1-212-838-3777
ccapaccio@lhai.com

Interoute Media Inquiries:
Ruth Jones, LEWIS
+44 (0) 207 802 2626
+44 (0) 7834 264 981
Interoute@teamlewis.com